                                                                    EXHIBIT 28.1

Wachovia Credit Card Master Trust (WACMT)
Excess Spread Analysis - December 2001

                                                                          Delinquencies
                                 Monthly     Gross       Net
                       Excess    Payment   Portfolio   Charge-     30-59     60-89                3 - mos
                       Spread      Rate      Yield      Offs        days      days     90+ days    Averag
                       -----------------------------------------------------------------------------------
Series 1999-1


     Nov-01             3.92%     10.94%     16.37%      7.46%    1.2650%   0.8230%    1.6214%    5.3323%
     Dec-01             7.76%     10.79%     16.87%      4.72%    0.9098%   0.7874%    1.6063%    6.3159%


Series 2000-1

     Nov-01             3.93%     10.94%     16.37%      7.46%    1.2650%   0.8230%    1.6214%    5.3468%
     Dec-01             7.77%     10.79%     16.87%      4.72%    0.9098%   0.7874%    1.6063%    6.3307%